EXHIBIT 10.25


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                         10% CONVERTIBLE PROMISSORY NOTE

$5,000,000                                                   As of July 24, 1998

         FOR VALUE RECEIVED, and intending to be legally bound hereby, CAPITAL MEDIA GROUP LIMITED, a Nevada corporation (hereinafter referred to as "Maker"), hereby promises to pay, on or before July 31, 1999 (the "Maturity Date"), in lawful money of the United States to the order of [Superstar Ventures Limited] (hereinafter referred to as "Holder") the principal sum of FIVE MILLION DOLLARS AND NO/100 ($5,000,000), as adjusted pursuant to the terms hereof, including interest on the outstanding principal balance from the date hereof as calculated below.

         The Maker acknowledges receipt of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000) received on or about June 1998, as part of the total principal sum referred to in this Note and the Holder has by execution of this Note agreed to advance the balance of the principal sum to the Maker in instalment payments payable over one year in manners as the Holder shall, in its absolute discretion think fit.

         1. GENERAL. Interest shall accrue on the unpaid principal balance of this Note at the rate of interest of Ten Percent (10%) per annum (the "Interest Rate"). Interest shall be computed on the basis of a 365 day year and the actual number of days elapsed with daily rests. The Maker shall have the right to prepay the Note together with all accrued interest upon not less than five (5) working days notice to Holder giving it the opportunity during such five (5) working day period to convert this Note into shares of the Common Stock of Maker, as described in Section 2 hereof. All prepayments hereon shall be applied
(i) first, to any accrued and unpaid interest, and (ii) second, to the principal amount outstanding under this Note.

         Interest accrued from the date hereof on the outstanding principal balance of the Note shall be payable upon the earlier of (i) the Maturity Date or (ii) upon acceleration of all amounts due and owing hereunder in accordance with the terms hereinafter set forth.

         Anything herein to the contrary notwithstanding, (a) after maturity, whether by acceleration or otherwise, and whether prior to or after a judgement against the Maker, or (b) in the happening of an event of Default (herein defined), the rate of interest shall be five percent (5%) per annum plus the Interest Rate (the "Default Rate"). The Default Rate shall continue in effect until payment of all amounts due and payable pursuant hereto or until the event of Default shall have been cured, as applicable.



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

         Notwithstanding any provision contained herein to the contrary, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from Maker, and if any payments by Maker include interest in excess of such maximum amount, Holder shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker after deduction of all costs and charges incurred by the Holder.

         All payments of principal and interest shall be made in immediately available funds at the address of Holder or at such other place as shall be designated by the Holder.

         2. SECURITY AND SUBORDINATION As Security for the performance of Maker's obligations under this Note, Maker hereby grants to Holder a security interest, on the same collateral upon which Instar Holdings Inc. ("Instar") has been granted under that certain Facility Agreement dated October 31st, 1996 by and between Maker and Instar and so amended between Instar and Superstar Ventures Limited ("Superstar") in an Amendment Agreement dated on or about January 12,1998. The security is to rank after the security collateral upon which Instar and Superstar has been granted by the Maker pursuant to the Facility Agreement and Amendment Agreement, and shall in addition rank after the rights and obligations granted by the Maker pursuant to the Line of Credit Agreements between MMP, SA and Superstar Ventures Limited dated March 23rd, 1998 and March 24th, 1998 respectively. Additionally, as further security for this loan, Maker hereby pledges to Holder its interest in the shares of Common Stock of Unimedia, S.A. which it owns. Maker warrants that it has full and unfettered rights to grant such security and that due notice, if any, has been given to the appropriate parties.

         3. CONVERTIBILITY. The outstanding principal and accrued interest under this Note shall deem to be converted into fully-paid and non-assessable shares of Common Stock of the Maker at the rate of one (1) share of Common Stock for each Ten Cents, ($0.10) of outstanding principal and accrued interest hereunder (as may be adjusted, the "Note Conversion Rate") upon the Maker's shareholders having approved (the "Stockholder Approval") an amendment to the Corporation's Articles of Incorporation increasing the number of authorized shares of Common Stock of the Corporation by at least that number of shares of Common Stock into which outstanding shares of Series A Preferred Stock of Maker and outstanding notes (including this note) are then convertible. Following Stockholder Approval and until this Note is duly surrendered by the Holder in exchange for Common Stock, (A) the Note shall be deemed to represent only the equivalent number of shares of Common Stock and rights appurtenant thereto into which this Note has been converted, and (B) no principal or accrued interest under this Note that has been so converted shall continue to be outstanding for any purposes, whether or not the note has physically been presented for cancellation. The Holder shall subject to Sub-Clause f. hereof have the absolute discretion to assign all its rights under the converted Common Stock and the Maker shall procur all appropriate consents approving such assignment or transfer of Holder's rights.


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

         a. The Note Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. Each adjustment of the Note Conversion Rate shall be rounded to the nearest four decimal places. The Note Conversion Rate shall be at Maker's cost and subject to adjustment from time to time as follows:

                  (i) Only with Holder's written consent and on such terms as Holder shall in its absolute discretion shall think fit, if the maker shall at any time pay a dividend or distribution on Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, the Note Conversion Rate in effect immediately prior thereto shall be adjusted so that the then outstanding principal and accrued interest of this Note shall thereafter be convertible into the number of shares of Common Stock which the holder of this Note would have been entitled to receive after the happening of any of the events described above had such outstanding amounts been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of subdivision or combination.

                  (ii) Subject to the conditions stated in the preceding sub-clause and in case of any capital reorganization or any reclassification of the capital stock of the Maker or in case of the consolidation or merger of the Maker with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Maker, the outstanding principal and accrued interest of this Note shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by the holder of the number of shares of Common Stock into which such outstanding amounts immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale of conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder of this Note to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Note Conversion Rate) shall thereafter be applicable, as nearly as may be reasonably possible, in relation to any shares of capital stock or other securities or other property thereafter deliverable upon the conversion into Common Stock of this Note.



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



         b. The Maker shall as soon as practical upon Stockholder Approval and the filing of the appropriate Articles of Amendment formalizing the increase in the number of authorized shares of Common Stock, deliver certificates representing the shares issuable and available out of its authorized and unissued Common Stock, for the conversion of this Note as provided herein

         c. The Maker shall procur the approval of its Board of Directors to register Holder or its nominee as the holder of the Common Stock should such approval be necessary.

         d. Once the Note has been converted as provided herein and all formalities in registering the Holder or its nominee as the holder of the Common Stock has been completed, the Holder shall promptly surrender this Note at the office appointed as aforesaid, which Note shall be duly marked "CANCELLED".

         The Maker will, as soon as practicable after conversion of this Note, issue and deliver at the office appointed as aforesaid, to the Holder, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with any cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date on which Articles of Amendment formalising the increase in the Company's authorized capital stock are filed with the appropriate governmental authorities in Nevada, and the person or persons entitled to receive the Common Stock issuable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock as of such date.

         e. No fraction of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Maker will pay therefor in cash a sum based on the fair market value of the Common Stock, as determined by a resolution of the Board of Directors are agreed by Holder.

         f. The certificates representing the Common Stock issued upon conversion of this Note shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act,
(ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion or counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

         g. The Maker agrees, that from the date of this Note until the date upon which Shareholders Approval is given, not to issue any convertible options that could be converted into more than of 150,000,000 shares of Common Stock inclusive of those issuable pursuant to this Note and the Note due to AB Groupe for services and subscription, without the written consent of the Holder.


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

         4. DEFAULT. An Event of Default shall be deemed to occur if one or more of the following events shall occur prior to conversion (as set forth in section 3 above) of the amounts due under this Note into shares of Common Stock:

         a. A default in the due and punctual payment of the amounts owed hereunder when and as such amounts shall become due and payable:

         b. A default in the due observance or performance of any covenant or agreement on the part of the Maker to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for ten (10) days afters written notice specifying such default shall have been given to Maker;

         c. Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its properties or assets, (ii) be unable or admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation, which case or petition remains undismissed for sixty (60) days after the entry thereof, (v) file any answer admitting the material allegations of a petition filed against it in any proceeding under any such applicable law or (vi) take any action for the purpose of effecting any of the foregoing;

         d. Any involuntary case under the United States Bankruptcy Code (or such code of another jurisdiction as may be applicable to Maker) being commenced against Maker or a petition being filed against Maker seeking similar relief under any other applicable law and such case or petition remaining undismissed for sixty (60) days after the entry thereof.

         e. A material change in the management of Maker, Onyx Television GmbH ("Onyx") or Unimedia, S.A.;

         f. A material change in the strategic orientation of Maker or Onyx including a decision to abandon the application of a second licence for Onyx;

         g. A breach in the obligations of AB Groupe (or its subsidiary, MMP, S.A.) of their obligations to fund and provide services to Maker and Onyx; or by Instar or Universal of their obligations under that certain letter agreement, dated July 17, 1998;

         h. The failure of the Maker to hold a special meeting of its stockholders and to seek Stockholder Approval to the amendment to its articles of incorporation described in Section 3, on or before November 30, 1998; or

         i. The failure of the Maker in satisfying all the pre-requisite conditions as set out at the top of page 1 of this Note, on or before November 30, 1998.


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

         j. The failure of the Maker to hold a special meeting of its stockholders to seek Stockholder Approval to the amendment to its articles of incorporation described in Section 3, on or before November 30, 1998.

         Upon the occurrence of an Event of Default or at any time thereafter the Holder may declare the entire unpaid principle balance of this Note and interest accrued thereon which shall be immediately due and payable at that time. Additionally, to the extent permitted by law and subject to Section 1 hereof, Maker shall also pay Holder a penalty of 20% per annum calculated in the aforesaid manners of the principal amount of the loan.

         5. REPRESENTATIONS. Maker represents and warrants to Holder as follows:
(i) the execution and delivery of this Note and the performance by Maker of its obligations hereunder have been duly authorized by all necessary corporate action on part of Maker; and (ii) this Note has been duly executed and delivered by Maker and constitutes the legal, valid, binding and enforceable obligation of the Maker, enforceable in accordance with its terms.

         6. MISCELLANEOUS. All notices given under this Note shall be by personal service or by overnight courier service or by first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:-

             If to Maker:

             Capital Media Group Limited
             C/o 2 rue du nouveau Bercy
             94220 Charenton
             France

             Attention: Gilles Assouline, President and Chief Executive Officer

             If to Holder:

             Superstar Ventures Limited




or to such other addresses as may be specified by like notice, and shall be deemed to have been duly given or made three days after delivered or deposited in the mails as aforesaid or one day after delivery to an overnight courier, if next day delivery is so requested and is so available and such delivery is so effectuated.

         Maker hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note.



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

         Any failure by the Holder to insist upon the strict performance by the Maker of any of terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Holder, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Maker of any and all terms and provisions hereof to be performed by the Maker.

         This instrument shall be construed according to and governed by the laws of the England without regard to any laws as to conflict of laws and the parties hereto submit to the exclusive jurisdiction of the English Court. If any of the provisions or terms of this note, or any instrument securing payment hereof, shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect any other of the terms hereof or of such other instrument, and this Note and such other instrument shall be construed as if such unenforceable term had never been contained herein or therein.

IN WITNESS WHEREOF, Maker has caused this Note to be executed as a Deed as of the date first written above.

                           CAPITAL MEDIA GROUP LIMITED

                       By: /s/ GILLES ASSOULINE
                           ------------------------------------
                           Gilles Assouline, President, Chairman and CEO

                       By: /s/ MICHEL ASSOULINE
                           ------------------------------------
                           Michel Assouline, Director


Terms approved and agreed to
This 24th day of July 1998.

Superstar Ventures Limited

By: /s/ DAVID HO
    ------------------------------


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